Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements (File Nos. 333-38690, 333-59310, 333-59308, 333-64854, 333-87142, 333-96613 and 333-109831) on Form S-8 of Interwave Communications International Ltd. of our report dated August 13, 2004, except as to Note 19, which is as of October 4, 2004, relating to the consolidated financial statements and financial statement schedule included in this Annual Report of Form 10-K.

/s/ BURR, PILGER & MAYER LLP

Palo Alto, California
October 11, 2004